Exhibit 10.1

AMENDMENT NO. 1
TO SECOND AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT
Amendment No. 1 dated as of October 29, 2018 (this “Amendment”), between STERLING NATIONAL BANK (the “Buyer”) and M/I FINANCIAL, LLC (the “Seller”).
RECITALS
The Buyer and the Seller are parties to that certain Second Amended and Restated Master Repurchase Agreement, dated as of October 30, 2017 (the “Existing Repurchase Agreement”; as amended by this Amendment, the “Repurchase Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Repurchase Agreement.

The Buyer and the Seller have agreed, subject to the terms and conditions of this Amendment, that the Existing Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Repurchase Agreement.

Accordingly, the Buyer and the Seller hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Repurchase Agreement is hereby amended as follows:

SECTION 1. Definitions. Schedule 1 to the Existing Repurchase Agreement is hereby amended by adding the following definition of “Aged Mortgage Loan” in its proper alphabetical order:

“Aged Mortgage Loan” shall have the meaning specified in the Schedule of Facility Information.

SECTION 2. Maximum Purchase Price. Section 2 of Schedule 2 to the Existing Repurchase Agreement is hereby amended by deleting the definition of “Maximum Purchase Price” in its entirety and replacing it with the following:

“Maximum Purchase Price” shall mean $50,000,000; the Maximum Purchase Price can be increased to up to $65,000,000 subject only to Buyer’s receipt of the related increase in the Commitment Fee with respect to the increased amount of the Maximum Purchase Price above $50,000,000.

SECTION 3. Termination Date. Section 4 of Schedule 2 to the Existing Repurchase Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

Termination Date. The Termination Date shall mean October 28, 2019, or such other date declared by either Seller or Buyer as contemplated below, or such date as determined by Buyer pursuant to its rights and remedies under the Agreement.

SECTION 4. Asset Classifications, Concentration Limits and Purchase Price. Section 5 of Schedule 2 to the Existing Repurchase Agreement is hereby amended by deleting the table in such section in its entirety and replacing it with Annex A attached hereto.

SECTION 5. Price Differential; Pricing Rate; Post-Default Rate. Section 6 of Schedule 2 to the Existing Repurchase Agreement is hereby amended by deleting the definition of “Pricing Spread” in its entirety and replacing it with the following:

The “Pricing Spread” shall equal:

(a)    with respect to Transactions the subject of which are Mortgage Loans which are Conforming Mortgage Loans, Agency High Balance Mortgage Loans and Exception Mortgage Loans, 2.00%; or

(b)    with respect to Transactions the subject of which are Mortgage Loans which are Jumbo Mortgage Loans and Aged Mortgage Loans, 2.25%.

SECTION 6. Warehouse and Other Fees. Section 12 of Schedule 2 to the Existing Repurchase Agreement is hereby amended by deleting subsection (d) thereof in its entirety and replacing it with the following:

(d)    Asset Handling Fee. For each Purchased Mortgage Loan, $30.

SECTION 7. Representations and Warranties. Schedule 3 to the Existing Repurchase Agreement is hereby amended by deleting paragraph (hh) in its entirety and replacing it with the following:

(hh)    Reserved.

SECTION 8. Conditions Precedent. This Amendment shall become effective as of the date hereof (the “Amendment Effective Date”), subject to the satisfaction of the following conditions precedent:

8.1    Delivered Documents. On the Amendment Effective Date, the Buyer shall have received the following documents, each of which shall be satisfactory to the Buyer in form and substance:

(a)this Amendment, executed and delivered by the duly authorized officers of the Buyer and the Seller;

(b)the Commitment Fee in an amount equal to $125,000, incurred in connection with the extension of the Termination Date; and

(c)such other documents as the Buyer or counsel to the Buyer may reasonably request.

SECTION 9. Representations and Warranties. Seller hereby represents and warrants to the Buyer that it is in compliance with all the terms and provisions set forth in the Existing Repurchase Agreement on its part to be observed or performed, and that no Default or Event of Default has occurred and is continuing, and hereby confirms and reaffirms the representations and warranties contained in Section 11 of the Existing Repurchase Agreement.

SECTION 10. Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

SECTION 11. Counterparts. This Amendment may be executed in any number of counterparts each of which shall constitute one and the same instrument, and each party hereto may execute this Amendment by signing any such counterpart. Delivery of an executed counterpart of a signature page of this Amendment in Portable Document Format (PDF) or by facsimile shall be effective as delivery of a manually executed original counterpart of this Amendment.

SECTION 12. Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

SECTION 13. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

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IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

STERLING NATIONAL BANK, as Buyer
By: /s/ Eddie Othman Name: Eddie Othman Title: Senior Vice President
M/I FINANCIAL, LLC, as Seller
By: /s/ Derek J. Klutch Name: Derek J. Klutch Title: President

ANNEX A
Asset Classifications, Concentration Limits and Purchase Price. Set forth below is a table of type of asset, Concentration Limit, Purchase Price, and Aging Limits, as applicable.

Approved Mortgage Product	Concentration Limit (based upon Maximum Purchase Price unless otherwise noted)	Purchase Price	Aging Limit (Days from Purchase Date)
Conforming Mortgage Loan: A Mortgage Loan which is secured by a first lien, is originated by Seller and such Mortgage Loan (a) meets all applicable Fannie Mae or FHLMC underwriting standards and received a favorable eligibility response from any of Fannie Mae Desktop Underwriter or FHLMC Loan Prospector and is at or below the current year’s published general loan limits for conventional mortgages (currently $453,100) (i) has a minimum FICO score of 640, (ii) may be approved by Buyer in its sole good faith discretion and (iii) has an LTV or CLTV less than 100% or (b) is eligible to be insured by the VA or FHA (excluding any FHA Loan or VA Mortgage Loan which exceeds the Fannie Mae or FHLMC guidelines for maximum general conventional loan amount, currently $453,100) and (i) has a minimum FICO score of 640, (ii) may be approved by Buyer in its sole good faith discretion and (iii) has an LTV or CLTV less than 100%.
Please see the website below for more information on loan limits: https://www.efanniemae.com/sf/refmaterials/loanlimits/
index.jsp.
100% No more than 4 Mortgage Loans with any single Mortgagor across all product types
The least of (a) 98% of the Takeout Price, (b) 98% of the Acquisition Cost, (c) 98% of the Note Amount and (d) 98% of the Market Value
Purchase Price will not exceed $2 million in aggregate for one or more Mortgage Loans for any single Mortgagor
60 calendar days
Agency High Balance Mortgage Loan: A Mortgage Loan which is secured by a first lien Mortgage and is originated by Seller that (a) has an original Mortgage Loan amount in excess of general Conforming Mortgage Loan limits specified under Conforming Mortgage Loans and (i) has an original Mortgage Loan amount that is less than the maximum high balance county limit for the county that the subject property is located in, (ii) meets the eligibility requirements of Buyer as determined in its sole good faith discretion, (iii) has a minimum FICO score of 640 and (iv) has an LTV or CLTV less than 100% or (b) is eligible to be insured by the VA or FHA and (i) has a minimum FICO score of 640, (ii) meets the eligibility requirements of Buyer as determined in its sole good faith discretion and (iii) has an LTV or CLTV less than 100%.

Please see the website below for more information on high- balance loan limits:
https://www.efanniemae.com/sf/mortgageproducts/fixed/highbalance.jsp
100% No more than 4 Mortgage Loans with any single Mortgagor across all product types
The least of (a) 98% of the Takeout Price, (b) 98% of the Acquisition Cost, (c) 98% of the Note Amount and (d) 98% of the Market Value
Purchase Price will not exceed $2 million in aggregate for one or more Mortgage Loans for any single Mortgagor
60 calendar days

Jumbo Mortgage Loan: A Mortgage Loan which is secured by a first lien Mortgage and is originated by Seller that (i) has an original Mortgage Loan amount in excess of general Conforming Loan limits, (ii) has an original Mortgage Loan amount in excess of the maximum high balance county limit for the county that the subject property is located in, (iii) meets the eligibility requirements of Buyer as determined in its sole discretion and (iv) has a Takeout Commitment from an Approved Investor which shall include evidence of an underwriting approval, with no conditions outstanding to close the Mortgage Loan and a purchase price, purchase price commitment number and purchase price commitment expiration date for the Mortgage Loan.
	25% No more than 4 Mortgage Loans with any single Mortgagor across all product types
The least of (a) 97% of the Takeout Price, (b) 97% of the Acquisition Cost, (c) 97% of the Note Amount and (d) 97% of the Market Value
Purchase Price will not exceed $2 million in aggregate for one or more Mortgage Loans for any single Mortgagor
			60 calendar days
Aged Mortgage Loan: A Conforming Mortgage Loan or Agency High Balance Mortgage Loan meeting the other criteria for an Approved Mortgage Product subject to a Transaction in excess of 60 days from the Purchase Date but less than 90 days from the Purchase Date.	10%	The least of (a) 90% of the Takeout Price, (b) 90% of Acquisition Cost, (c) 90% of the Note Amount and (d) 90% of the Market Value	30 calendar days
Shipped Mortgage Loan. Purchased Mortgage Loan shipped to an Approved Investor.	N/A	Per Approved Mortgage Product Category	25 calendar days from the date of shipment of the Mortgage Loan
Exception Mortgage Loan: A Mortgage Loan which would otherwise be acceptable as a Conforming Mortgage Loan except that such Mortgage Loan may not meet the FICO Score or other underwriting criteria established by the Buyer. In no event shall the Mortgagor’s FICO score be less than 580.	10%	The least of (a) 97% of the Takeout Price, (b) 97% of the Note Amount and (c) 97% of the Market Value	60 calendar days
Mortgage Loan Released on Trust Receipt. A Mortgage Note with respect to a Purchased Mortgage Loan returned to Seller for purposes of correction.	Maximum of one Mortgage Loan at any time	Per Approved Mortgage Product Category	10 calendar days from the date of release of the Mortgage Loan

Wet Loan.  An Eligible Mortgage Loan meeting the other criteria for an Approved Mortgage Product for which the Mortgage Loan documents relating to such Mortgage Loan have not been received by the Buyer or its agent. The Wet Loan will be closed by either (a “Settlement Agent”):
(i)a Title Company or its agent which has been pre-approved by Buyer in its sole good faith discretion for which Buyer is in receipt of a Closing Protection Letter; or
(ii)a closing agent other than referred to in (i) which has been pre-approved by Buyer in its sole good faith discretion.
A Mortgage Loan is no longer a Wet Loan when the Mortgage Loan documents have been received by Buyer and are acceptable to Buyer in form and substance.
40%	Per Approved Mortgage Product Category	5 Business Days